Exhibit 10.2

FIRST AMENDMENT
TO THE
INGERSOLL-RAND COMPANY
ESTATE ENHANCEMENT PROGRAM

WHEREAS, Ingersoll-Rand Company, a New Jersey corporation, adopted the Ingersoll-Rand Company Estate Enhancement Program (the “Plan”) which was originally effective on September 2, 1997, and subsequently amended and restated effective June 1, 1998; and

WHEREAS, Ingersoll-Rand Company reserved the right at any time and from time to time to amend the Plan in accordance with Section 16.01 of the Plan; and

WHEREAS, Ingersoll-Rand Company, acting on authority of its Board of Directors and shareholders, desires to amend the Plan.

NOW, THEREFORE, the Plan shall be amended in the following respects effective as of the date hereof or such other dates as noted below:

1.       Section 2.05 of the Plan, “Change in Control”, is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing provisions of this Section 2.05, or any other provision in this Plan or the Company’s Incentive Stock Plan of 1995, as amended, to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time or (ii) Ingersoll-Rand Company Limited or its affiliates on and after the Effective Time, shall trigger, constitute or be deemed a ‘Change in Control’. On and after the Effective Time the term ‘Change in Control’ shall refer solely to a ‘Change in Control’ of Ingersoll-Rand Company Limited.”

2.       Section 2 of the Plan is hereby amended to include the following new definitions in proper alphabetical progression:

“2.09A Effective Time means the Effective Time as such term is defined in the Merger Agreement.”

“2.11A Merger Agreement means that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.”

                    3.       Except as specifically set forth herein, all other terms of the Plan shall remain in full force and effect and are hereby ratified in all respects.

IN WITNESS WHEREOF, the Company has had its duly authorized representatives sign this Amendment on December 31, 2001.

INGERSOLL-RAND COMPANY

By:	/s/ Ronald G. Heller
Ronald G. Heller Vice President and Secretary